16.  LIST OF EXHIBITS
     ----------------
     (cont'd)

     T-1.4   --     The By-Laws of United States Trust Company of New York, as
                    amended is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6   --     The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7   --     A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of April 28, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the __th day of July, 1999.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By:
    ------------------------------
    Louis P. Young
    Vice President

                 INFORMATION REGARDING ADDITIONAL REGISTRANTS

The following additional registrants are wholly owned, direct and indirect subsidiaries of Global Imaging Systems, Inc. and guarantors of the senior subordinated notes.

                                                                                                     IRS
                                                                                                   Employer
                                                              Jurisdiction of   Primary S.I.C.   Identification
Name                                                          Organization      Code Number #        Number
----                                                          ---------------   --------------   --------------
 1.   American Photocopy Equipment Company of Pittsburgh      Delaware                5995         25-1333970
      d/b/a AMCOM Office Systems
 2.   Berney, Inc.                                            Alabama                 5995         63-0872797
 3.   Business Equipment Unlimited                            Maine                   5995         01-0332262
 4.   Cameron Office Products, Inc.                           Massachusetts           5995         04-2943281
 5.   Capitol Copy Products, Inc.                             Delaware                5995
 6.   Capitol Office Solutions, Inc.                          Delaware                5995         52-1058303
 7.   Carr Business Machines of Great Beck Inc. d/b/a Carr    New York                5995         11-2382276
      Business Systems
 8.   Centre Business Products, Inc.                          Pennsylvania            5995         25-1402615
 9.   Connecticut Business Systems, Inc.                      Connecticut             5995         06-1164954
 10.  Conway Office Products, Inc.                            New Hampshire           5995         02-0326832
 11.  Copy Service and Supply, Inc.                           North Carolina          5995         56-1405771
 12.  COS Financial, Inc.                                     Maryland                5995
 13.  Daniel Communications, Inc.                             Alabama                 5995         63-0957776
 14.  Distinctive Business Products, Inc.                     Illinois                5995         36-3206780
 15.  Duplicating Specialties, Inc. d/b/a Copytronix          Oregon                  5995         93-0557407
 16.  Eastern Copy Products, Inc.                             New York                5995         16-1060031
 17.  Electronic Systems, Inc.                                Virginia                5995         54-1145980
 18.  Electronic Systems of Richmond, Inc.                    Virginia                5995         54-1221626
 19.  Global Imaging Finance Company                          Delaware                5995         59-3423296
 20.  Global Imaging Operations, Inc.                         Delaware                5995         04-3340313
 21.  Global Operations Texas, L.P.                           Texas                   5995         Applied for
 22.  Lewan & Associates, Inc.                                Colorado                5995         84-0623459
 23.  ProView, Inc.                                           North Carolina          5995         56-1879665
 24.  Quality Business Systems, Inc.                          Washington              5995         91-1332069
 25.  Southern Business Communications, Inc.                  Georgia                 5995         58-1428621
 26.  Southern Copy Systems, Inc.                             Alabama                 5995         63-0895357

The address and telephone number of the principal executive offices for each of the additional registrants are the same as for Global Imaging Systems, Inc., as set forth on the facing page of this statement of eligibility.